UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 25, 2007
LEINER HEALTH PRODUCTS INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-33121 (Commission File Number)	95-3431709 (IRS Employer Identification Number)

901 East 233rd Street, Carson, California (Address of principal executive offices)		90745 (Zip Code)
Registrant’s telephone number, including area code (310) 835-8400
N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
     On June 22, 2007, Leiner Health Products Inc. (the “Company”) amended its Credit Agreement (dated May 27, 2004, as amended on September 23, 2005, the “Credit Agreement”), by entering into Amendment No. 2 and Waiver (the “Amendment”) among the Company, LHP Holding Corp., the Subsidiary Guarantors, the Lenders, UBS Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book-runners, Morgan Stanley Senior Funding, Inc., as syndication agent, Credit Suisse First Boston, as documentation agent, UBS Loan Finance LLC, as swingline lender and UBS AG, Stamford Branch, as issuing bank, as administrative agent for the Lenders and as collateral agent for the Secured Parties and the Issuing Bank.
     The Amendment revised the Credit Agreement to provide the Company with increased flexibility in respect of compliance with financial covenants both in terms of applicable ratios and by allowing add-backs to EBITDA for certain cash and non-cash charges related to the restructuring of operations related to events disclosed in the Company’s filings on forms 8-K on March 22, 2007, April 27, 2007 and June 7, 2007, and events in connection with, or resulting from any of the foregoing (the “Specified Events”). Pursuant to the Amendment, the Lenders waived certain rights they may have had regarding any possible defaults or events of default related to such Specified Events. The Amendment also provides for an increase in the interest rates applicable under the Credit Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leiner Health Products Inc.
By:	/s/ Tae J. Rhee
Tae J. Rhee
Sr. Vice President and General Counsel

Date: June 25, 2007